Exhibit 10.16

THIS SERVICE OUTSOURCING AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into as of April 1, 2007 in Shanghai, by and between

Party A: China Gateway Pharma Products (Shanghai) Limited

Address:

Legal Representative:

Party B: LabPartner (Shanghai) Co., Ltd.

Address:

Legal Representative:

WHEREAS,

Party B is experienced in providing procurement, logistic and other client services and desires to provide Party A and its subsidiaries such services to enhance Party A’s supply chain management; and Party A and Party B wish to document the terms and conditions to facilitate Party B's provision of such services.

Party A and Party B agree the following:

1.	GENERAL

1.1	Definition

Unless otherwise defined, the terms below shall have the following meanings:

1.1.1	“Agreement” means this agreement signed by Party A and Party B, including all exhibits and schedules to this agreement and other reference documents agreed upon by both parties.

1.1.2	“Party” means Party A or Party B, as the case maybe and “Parties” means Party A and Party B.

1.1.3	“Employees” means employees of Party B or its subcontractors who are instructed to provide the Service or any part of the same.

1.1.4	“Materials” means materials procured by Party B according to Party A’s requirements or materials handled or stored by Party B on behalf of Party A.

1.1.5	“Warehouse” means the places where Party B handles and stores materials on behalf of Party A.

1.1.6	“Services” means the services performed by Party B according to the requirements of Party A and the terms and conditions of this Agreement.

1.1.7	“Sales of Materials” means the sale of Materials by Party B to Party A at pre-determined prices according to terms set forth under Exhibit 1—Purchase and Sales Agreement.

1.1.8	“Purchase Agent Services” means the provision of Materials with no pre-determined prices by Party B according to terms set forth under Exhibit 2—Purchase Agent Agreement.

2.	SERVICES

2.1	Scope of Services

2.1.1	Party B to sell Materials listed on a catalogue provided to Party A at prices mutually agreed upon by Parties;

2.1.2	Party B to clear customs for Party A’s exported and imported materials;

2.1.3	Party B to provide high pressure and hydrocyanation laboratory Services;

2.1.4	Party B to negotiate construction contracts and contracts for importing equipments on behalf of Party A;

2.1.5	Party B to provide procurement Services for materials not listed on the catalogue;

2.1.6	Party B to provide warehousing and logistics Services for Party A.

2.2	Party B shall provide the Services within the scope of this Agreement and in accordance with other terms and conditions set forth in the exhibits of this Agreement.

2.3	Service Types

2.3.1	Sales of Materials

2.3.1.1	Party B shall provide a Materials catalogue with each Material having price mutually agreed upon by both Parties and sell such Materials to Party A according to Party A’s purchase orders at such mutually agreed prices.

2.3.1.2	Party B shall issue invoices according to the catalogue prices. For prices and quality standard, please see Exhibit 1—Purchase and Sales Agreement.

2.3.2	Purchase Agent Service

2.3.2.1	Party B shall act as Party A’s agent to purchase all the Materials not listed in the catalogue. Party A pay Party B’s actual purchase price. Party B shall issue sales invoice to Party A.

2.3.2.2	Party A shall pay Party B an agency fee according to the actual numbers of purchase Party B made. For details, please see Exhibit 2—Purchase Agent Agreement.

2.3.3	Agent Services

2.3.3.1	Party B shall provide customs clearance, trade documents preparation, inspection and data processing Services for materials imported or exported by Party A, select, evaluate and negotiate with potential contractors for Party A’s construction projects and overseas equipment suppliers and draft related contracts.

2.3.3.2	Party A shall pay Party B commissions based on the number of import and export transactions conducted by Party B. For detailed fee and commission schedules, please see Exhibit 3—Agent Services Agreement.

2.3.4	Special Laboratory Services

2.3.4.1	Party B shall provide high pressure and high pressure hydrocyanation laboratory Services for Party A with its own special lab facilities and provide Employees for such Services.

2.3.4.2	Party B will provide fee schedules for its special laboratory services to Party A which shall be followed upon Party A’s confirmation. Please see Exhibit 4—Special Laboratory Services Agreement.

2.3.5	Warehousing and Logistics Services

2.3.5.1	Party A agrees to lease a warehouse from Party B suitable for storage of Party A’s materials. Party B is responsible for the receipt, storage, delivery and dispatch of such materials in the warehouse.

2.3.5.2	Party B charges rent according to the area of the warehouse leased to Party A, charges storage fees according to the types and quantities of Party A’s materials, charges transportation fees according to the number of vehicles and the distance. For detailed fee schedules and agreement, please see Exhibit 5—Warehousing and Logistics Services Agreement.

2.4	Standard for Services:

Party B shall perform its obligations under this Agreement in a responsible and professional manner according to this Agreement or the otherwise generally applicable professional, technical and quality standards in China. With Party A’s consent, Party B shall arrange its related departments to perform the tasks delegated by Party A according to the terms and conditions of this Agreement and the exhibits hereto and shall provide experienced and qualified employees to complete the Services.

3.	SERVICE FEES

Please see exhibits to this Agreement for specific fee schedules and payment methods.

4.	PARTY A’S OBLIGATIONS

4.1	Upon request by Party B, Party A shall provide Party B with the materials and documents necessary for performing the Services set forth in this Agreement and shall provide reasonable assistance and help to facilitate Party B to perform its Service.

4.2	If there is any material changes on the part of Party A that may have negative impact on Party B's ability to perform the Services, Party B may request Party A to provide a written waiver to waive Party B from any liability arising out of any change in its service quality caused by such negative impact.

4.3	Party A shall pay Party B according to the time schedule and payment method set forth under the exhibits to this agreement. Party A shall have the obligation to cooperate. Party A shall not unreasonably withhold approvals or consents required under this Agreement.

5.	PARTY B’S OBLIGATIONS

5.1	Party B shall be responsible for the quality of its Services. Any inspection or approval done by Party A shall not relieve Party B’s obligations.

5.2	Where the conducts of Party B may have negative impact on Party A, Party A may request Party B to provide a written waiver to release Party A from such negative impact.

5.3	Party B shall comply with health and safety, welfare, workers’ compensation, minimum wage, working schedule, environment, tax and other applicable laws.

5.4	Party B shall keep all accurate and systematic documents and financial records related to its Services with customary content and in customary form, which shall be sufficient to prove that all costs and expenses to be paid by Party A are legitimate.

5.5	Party B shall provide Party A with quarterly report and other reasonable information in relation to the Services upon written request by Party A.

6.	ASSIGNMENT OF CONTRACT OR SUBCONTRACT

6.1	Unless otherwise agreed upon in writing, Party B shall not subcontract or delegate any Services set forth in this Agreement to one or more third parties.

6.2	Neither assignment of this Agreement by Party A to a third party nor its consent to the assignment of the same by Party B to a third party shall relieve any of Party B’s obligations under this Agreement.

7.	CONFIDENTIALITY

Unless otherwise agreed upon in writing by Party A, Party B and its Employees shall not disclose to any third party any information in relation to this Agreement and its exhibits and any information acquired during the Services or information created as the result of its Services, nor shall Party B and its Employees use such information for purposes other than to perform this Agreement.

8.	RELATIONSHIP BETWEEN PARTY A AND PARTY B

8.1	Party A and Party B are client and trade company, respectively. Both parties are duly incorporated under the laws of the People’s Republic of China and are independent legal persons in good standing.

8.2	Party B shall be responsible for any dispute caused by Party B during its provision of Services. Party B agrees to compensate, indemnify, and defend at its cost Party A for any claims against Party A caused by the acts of Party B and its Employees during the provision of the Services.

9.	LIABILITY FOR BREACH

Party A and Party B shall perform their respective obligations as set forth in this Agreement. Unless otherwise agreed, a Party shall breach this Agreement if the Party fails to fully perform or suspend the performance of its obligations under this Agreement. The breaching party shall bear the responsibility according to terms of the related Agreements.

10.	DISPUTE RESOLUTION

Any disputes arising from the performance of this Agreement shall be resolved through friendly negotiation between Parties. In case such negotiation fails, any Party may bring legal action to the court in the area where Party A is located.

11.	MISCELLANEOUS

11.1	No Party shall amend or terminate this Agreement without entering into an amendment to this Agreement with the other Party. The amendment shall become effective after both Parties have affixed the amendment with company seals or contract seals. If no agreement is reached on the amendment, the Party initiating the amendment shall continue to perform under the original Agreement, or would be considered as breaching this Agreement.

11.2	The term of this Agreement is 5 years, from April 1, 2007 to April 1, 2012. Any party wishing to terminate this agreement shall notice the other party with 6 months’ advance notice.

11.3	This Agreement shall become effective after both parties have caused their legal representatives or authorized representatives to sign this Agreement and affix this Agreement with company seals. This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

11.4	Parties may enter into a supplemental agreement for issues not addressed by this Agreement. If there is any discrepancy between this Agreement and the supplemental agreement, the supplemental agreement shall prevail.

11.5	Details of the services outsourcing shall be provided in separate written agreements as set forth in the exhibits. Any discrepancy between this Agreement and such separate agreements shall be governed by such separate agreements.

Party A: /s/ China Gateway Pharma Products (Shanghai) Limited

Address:

Authorized Representative:

Date: April 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Address: No. 4 Building, Block 998, Halei Rd, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

Authorized Representative:

Date: April 1, 2007

Service Outsourcing Agreement-Exhibit 1

[Purchase and Sales Agreement is filed as Exhibit 10.17 to

the registration statement on Form F-1.]

Service Outsourcing Agreement-Exhibit 2

Purchase Agent Service Agreement

THIS PURCHASE AGENT SERVICE AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into as of April 1, 2007 in Shanghai, by and between

Party A: China Gateway Pharma Products (Shanghai) Limited

Address:

Party B: LabPartner (Shanghai) Co., Ltd.

Address:

WHEREAS,

1.	Party A desires to receive purchase agent service from Party B and pay commission of the service;

2.	Party B is experienced in providing procurement and logistic services and is willing and capable to provide purchase agent service to Party A.

Party A and Party B, through friendly negotiations and based on the principles of mutual benefits and good faith, agree the following in respect of Party B’s provision of purchase agent service to Party A:

1.	PURCHASE AGENT SERVICE

1.1	“Purchase agent service” means Party B purchases goods on behalf of Party A in its own name according to Party A’s purchase order. Party A is responsible for pay the consideration of the sales agreement and commission of the purchase agent service.

1.2	Service

1.2.1	Party A shall inquire the price with Party B out of its business need and issue the order for goods to be purchased on behalf of Party A (hereinafter referred to as the “Goods”) according to Party B’s quotation, Party B shall purchase the goods according to the requirements of such order, including finding qualified suppliers and goods (for products of non-exclusive suppliers, to inquire with at least three suppliers), negotiation on pricing of goods, execution of purchase agreements, and delivery of goods to the places designated by Party A.

1.2.2	Party B shall settle with Party A for the Goods at Party B’s procurement price and issue valid invoices to Party A.

1.2.3	Party A shall pay the commission of the purchase agent service, including all costs and expenses incurred by Party B for performance of this Agreement, to Party B according to this Agreement.

2.	SERVICE TERM

2.1	The term of this Agreement is 5 years, from April 1, 2007, to March 31, 2012. Any party wishing to terminate this agreement shall notify the other party with 6 months’ advance notice.

3.	SERVICE FEES AND PAYMENT

3.1	Party A shall make the payment to Party B based on the goods purchased by Party B as instructed by Party A in the purchase orders. The service fee shall be RMB100 for each goods on each order.

3.2	Party B shall prepare a list of the Goods for the prior month no later than the 10th day of each month and issue invoice thereof to Party A.

3.3	Party A shall make full payment to Party B for the prior month no later than the 15th day of each month upon receipt and verification of the list of the Goods and the invoice thereof.

4.	GOODS QUALITY, TECHNOLOGY STANDARDS AND GOODS PACKAGE

4.1	Quality and technology standards: where the quality requirements or technology standards have been specified in the purchase orders issued by Party A, the purchase shall be made according to such specifications. Where the quality requirements or technology standards have not been so specified, it implies that Party A has conducted tests upon the goods provided by Party B and acknowledged that the quality of the goods meets Party A’s requirements. Where Party A specifies the technology standards, the purchase shall be made according to such specifications. Where Party A does not specify the technology standards, national standards shall apply. Where there is no national standard, Party B’s technology standards shall apply. Party B's technology standards shall meet the requirements of Party's use of goods.

4.2	Goods package:

4.2.1	Where the goods package is provided by the manufacturers, the goods shall be delivered with the same package;

4.2.2	Where the goods package is not provided by the manufacturers, Party B can pack the goods according to its own standards. Such package shall be sufficient to protect the goods.

5.	RIGHTS AND OBLIGATIONS

5.1	Party A is entitled to inspect Party B’s purchase records anytime. Party B shall cooperate with the inspection by Party A.

5.2	Party A is entitled to check whether the purchase price paid by Party A is consistent with the market price for the goods with similar categories, sizes and origins. Party A shall provide Party B with relevant evidence if it claims that the purchase price paid by Party B is higher than the market price. Party B shall refund Party A if the purchase price paid by Party B is higher than the market price. (Such price verification shall be conducted within one month upon arrival of the Goods.)

5.3	Where Party A is not able to provide specific requirements on the sizes, origins and amount of certain goods, Party B shall provide Party A with a quotation if the price is below RMB500. Party B shall provide party A with at least three quotations if the price is above RMB500.

5.4	Party B shall inform Party A of the estimated delivery time within one business day after receiving Party A’s purchase order. If the goods cannot be delivered on time, Party B shall inform Party A of the delay one business day prior to the estimated delivery. If Party B fails to make such prior notice, the service fees shall be deducted by 50%.

5.5	Party B shall be responsible for examining the goods purchased. Party A is entitled to refuse payment f the quality of the goods purchased by Party B does not meet the requirements specified in the purchase orders issued by Party A. Party B shall compensate Party A for the losses thus caused, but the compensation shall not exceed the purchase price. If Party B entrusts Party A to arrange for the testing and the test report provided by Party A contains mistakes, Party B shall not be liable for any compensation and Party A shall make payment to Party B according to the payment clauses herein. In that case, Party B shall provide Party A with purchase agent services for half of the normal consideration if Party A needs to purchase more goods of the same category.

6.	PARTY A’S OBLIGATIONS

6.1	Party A shall provide Party B with accurate purchase lists.

6.2	Party A shall make due payment of purchase price and service fees to Party B under this Agreement.

7.	PARTY B’S OBLIGATIONS

7.1	Party B shall provide purchase agent service strictly following the purchase order of Party A and guarantee that the quality of the Goods will meet the requirements hereof.

7.2	Party B shall make due inquiry on the pricing of the goods. The price paid by Party B on behalf of Party A shall be above the market price.

7.3	Party B shall keep all accurate and systematic records and financial records related to the purchase agent service within the validity of the Agreement.

7.4	Party B shall provide Party A quarterly report and other information in relation to the purchase agent service in the form and content reasonably required by Party A in writing.

7.5	Party B shall keep in confidence the information of the goods purchased and shall not disclose any such information to any third party without prior written consent of Party A.

8.	LIABILITY FOR BREACH

8.1	If Party A fails to make due payment of service fees to Party B, it shall be liable for liquidated damages equal to 0.1% of the payment overdue for each day that the payment is delayed.

8.2	If Party A fails to do make payment to the suppliers, Party B is entitled to be compensated for its losses thus caused.

8.3	If Party B fails to deliver the goods purchased in time, Party A is entitled to be compensated for its losses thus caused.

8.4	If any inconsistency is caused by Party B between the specification, model, quantity, quality and packaging of the Goods delivered to Party A and those in the purchase order, Party B shall exchange or return the Goods at the request of Party A within 5 days, any expenses arising from which shall be borne by Party B. Party A is entitled to terminate the specific purchase agent service agreement if Party B fails to do so and claim the compensation for any losses thus caused.

8.5	Party A is entitled to claim the discrepancies if Party B purchases the goods at a price above the market level. Party is entitled to terminate this agreement if the above occurs more than 10 times.

9.	ASSIGNMENT OF AGREEMENT AND/OR SUBCONTRACT

9.1	Unless otherwise agreed upon in writing, Party B shall not subcontract or delegate any purchase agent service set forth in this Agreement to any other person or company.

9.2	Neither assignment of any part of the purchase agent service s under this Agreement by Party A to a third party nor its consent to the assignment of the same by Party B to a third party shall relieve any of Party B’s obligations under this Agreement.

10.	DISPUTE RESOLUTION

10.1	Any disputes arising from the performance of this Agreement shall be resolved through friendly negotiation between Parties. In case such negotiation fails, any Party may bring legal action to the court in the area where Party A is located.

11.	MISCELLANEOUS

11.1	No Party shall amend or terminate this Agreement without entering into an amendment to this Agreement with the other Party. The amendment shall become effective after both Parties have affixed the amendment with company seals. If no agreement is reached on the amendment, the Party initiating the amendment shall continue to perform under the original Agreement, or would be considered as breaching this Agreement.

11.2	This Agreement shall become effective after both parties have caused their legal representatives or authorized representatives to sign this Agreement and affix this Agreement with company seals. This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

Party A: /s/ China Gateway Pharma Products (Shanghai) Limited

Authorized Representative:

Date: April 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Authorized Representative:

Date: April 1, 2007

Service Outsourcing Agreement-Exhibit 3

AGENCY SERVICES AGREEMENT

Party A: China Gateway Pharma Products (Shanghai) Limited

Party B: LabPartner (Shanghai) Co., Ltd.

Party A and Party B, through friendly negotiations and based on the principles of equality, willingness, equity, honesty and credibility, agree as follows:

1.	AGENCY SERVICES

1.1	Party B, as commissioned by Party A, will provide consulting services necessary for Party A’s construction projects, including evaluation of suppliers, construction pricing comparison, business negotiations, contract drafting, and project inspection and acceptance (to be jointly conducted by the Parties).

1.2	Party B, as commissioned by Party A, will purchase devices and equipment requested by Party A, including collecting related information; equipment selection; evaluation of suppliers; contract negotiations, contract conclusion and tracking of its performance; and inspection and acceptance of devices and equipment (to be jointly conducted by the Parties).

1.3	Party B, as commissioned by Party A, will provide logistics services for the imports and exports of Party A, including customs declaration and clearance, documents and certifications processing, information preparation, submission for inspection, shipment collection, and data processing.

2.	AGENCY FEES

2.1	Party B will provide construction related consulting service and equipment procurement services to Party A free of charge.

2.2	Party B will collect logistics service agency fees for the imports and exports of Party A as follows:

•	KJ3 customs clearance: RMB100 for each clearance

•	General cargo forwarding under the trade terms of DDU and DDP: RMB250 for each service

•	General cargo forwarding other than the trade terms of DDU and DDP:

Number	Item	Fees (RMB)	Number	Item	Fees (RMB)
1	documents preparation	100	6	domestic transport	300 (below one ton) 450 (one to three tons)
2	Certifications handling	100	7	license processing	500
3	customs clearance (including declaration and submission for inspection)	600	8	3C mandatory certification	8,000
4	tax exemption	400	9	3C off-catalogue certification	800
5	inspection	350	10	inspection expenses of three categories	as actually incurred

•

Warehousing fees, duties and quantity inspection drayage expenses will be payable in the same amount as actually incurred, for which Party B shall provide valid payment evidence to Party A. Any special fees will be separately negotiated by the Parties in special circumstances.

•

Any fees and expenses collectable by Party B under this Agreement will be settled at the last day of each month. Party B shall provide a schedule of settled accounts for the prior month along with cleared documents to Party A by the 10th day of each month and, within three days after confirmation by Party A, issue an invoice thereof. Party A shall make full payment of such fees and expenses within five business days upon its receipt of the invoice from Party B.

3.	PARTY A’S OBLIGATIONS

3.1	Party A shall sign and issue a written power of attorney (Schedule 1) to Party B to commission Party B in respect of agency services relating to construction related consulting or procurement of imported equipment. Party B will commence its services actively upon its receipt of such power of attorney from Party A.

3.2	Party A shall provide the information necessary for Party B’s provision of services for construction related consulting, including without limitation building drawings, engineering requirements, budget, and engineering standards.

3.3	Party A shall, at the request of Party B, provide assistance necessary for Party B’s provision of construction related consulting services to Party A during the term of such consulting services.

3.4	Any construction related consulting services contract provided by Party B is subject to final review and execution of Party A, who will be a party to such contract. Party B will not be liable for negotiation and execution of such contract. Any delay or failure to perform such contract due to Party A’s belated review thereof or otherwise will not affect Party B’s performance of its obligations.

3.5	The Parties shall jointly inspect any construction for acceptance if such construction is completed within the term of the contract for Party B’s provision of consulting services underlying such construction. If the construction may be accepted only by its owner, Party B’s consulting services thereof will be completed upon signature and seals upon the acceptance letter (Schedule 2) by Party A. If the construction may not be accepted unless with approval from relevant agencies pursuant to laws and regulations, Party B’s consulting services thereof will be complete upon acceptance of such construction by such agencies. If the construction fails to be accepted according to schedule due to Party A’s fault, Party B will no longer participate in the inspection and acceptance of such construction.

3.6	Party A shall provide the materials necessary for Party B’s provision of agency services for equipment procurement, including without limitation device and equipment procurement plan, names, technical specifications, budget and reference suppliers of the devices and equipment.

3.7	Party A shall provide technical employee to assist Party B in deciding the technical specifications in device and equipment procurement contracts.

3.8	Party A shall make due payments under device and equipment procurement contracts. In the event of any delay or failure to perform any contract or any dispute in connection with the purchased devices or equipment due to delayed payment or incomplete procedures on equipment import by Party A, any and all liabilities thereof shall be solely borne by Party A.

3.9	Party A is responsible for final review and execution of any device and equipment procurement contract.

3.10	Party A is responsible to inspect the purchased equipment for acceptance upon its arrival.

3.11	Party A shall provide to Party B promptly the schedule of imports and exports, carrier number, and other information required for customs declaration and inspection. Party B will not be liable for delayed shipment of Party A’s imports and exports due to Party A’s failure to promptly provide relevant materials or information.

3.12	Party A warrants that all of its imports and exports are in compliance with the laws and regulations of the PRC, and will be liable for any loss incurred by Party B in connection with its joint and several liability in provision of agency services for imports and exports of Party A due to Party A’s failure.

3.13	Package of Party A’s goods shall meet shipping requirements, be conspicuously identified with the logos for removal, storage, protection and other uses, and is in good order; otherwise any loss of such goods during its shipment will be unrelated with Party B. Transportation fees, port fees and any other fees and expenses relating to shipment and delivery will be borne by Party A.

4.	PARTY B’S OBLIGATIONS

4.1	Party B shall actively provide agency services upon its receipt of a power of attorney from Party A and, within ten business days upon its receipt of a power of attorney for construction related project, will complete material collection, supplier evaluation, and engineering plan (drawing) preparation, provide more than three suppliers and engineering plans for selection by Party A.

4.2	Within ten business days upon its receipt of a power of attorney for equipment procurement, Party B will complete material collection, supplier evaluation, and equipment type selection and pricing comparison, and provide pricings from more than three suppliers for selection by Party A.

4.3	Within five business days upon determination of suppliers or plans by Party A, Party B will complete contract negotiations and drafting, and deliver such contract for Party A’s confirmation and execution.

4.4	Party B will track and monitor performance of the contract and provide any feedback obtained thereof to Party A promptly.

4.5	Party B will join Party A to inspect any completed construction for acceptance. Any equipment purchased by Party B on behalf of Party A is subject to joint inspection and acceptance of the Parties upon arrival of such equipment.

4.6	Party B will press the suppliers for due performance of the contract and notify Party A promptly of delay in contract performance due to the supplier’s fault, if any.

4.7	Party A will provide its imports to Party B for customs clearance. Party B will deliver such imports to the office of Party A within five business days upon completed submissions for customs clearance.

4.8	Any and all materials provided by Party A shall be orderly maintained by Party B and returned promptly to Party A upon completion of agency services. The Parties will make due delivery and acceptance of such materials. Party B shall be liable for any remedy or indemnity requested by Party A in writing for any loss incurred by Party A due to Party B’s fault.

5.	AMENDMENT AND SUPPLEMENT

5.1	This Agreement may not be amended or supplemented unless by confirmation of the Parties in writing. The amendment or supplement hereof shall be effective on the date of such confirmation in writing.

5.2	Unless any amendment or supplement to this Agreement is confirmed by the Parties in writing, this Agreement shall be performed as if it is not amended or supplemented.

6.	TERM

6.1	The term of this Agreement is 5 years, from April 1, 2007 to March 31, 2012. Any party wishing to terminate this agreement shall notice the other party with 6 months’ advance notice.

6.2	This term of this Agreement may automatically extend upon its expiration unless with objection from any party.

7.	MISCELLANEOUS

7.1	This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

7.2	If there is any discrepancy between this Agreement and the Service Outsourcing Agreement (No. JC20070702004), the Service Outsourcing Agreement shall prevail.

7.3	Any matter that is not provided hereunder shall be negotiated by the Parties under the principles of long-term cooperation and mutual benefit. Any dispute arising from this Agreement shall be governed by the court having jurisdiction over the place where party A is located.

Party A: /s/ China Gateway Pharma Products (Shanghai) Limited

Representative of Party A:

Date: April 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Representative of Party B:

Date: April 1, 2007

Schedule 1

POWER OF ATTORNEY

Principal: China Gateway Pharma Products (Shanghai) Limited

Agent: LabPartner (Shanghai) Co., Ltd.

China Gateway Pharma Products (Shanghai) Limited hereby authorizes LabPartner (Shanghai) Co., Ltd. as its agent and attorney in respect of the following matters:

Principal(seal): China Gateway Pharma Products (Shanghai)

Limited Person-in-charge:

Date:

Schedule 2

ACCEPTANCE LETTER

In respect of the construction for which LabPartner (Shanghai) Co., Ltd. has provided agency consulting services to China Gateway Pharma Products (Shanghai) Limited (Contract No.     ), it is hereby concluded upon its inspection for acceptance:

Acceptance Party(seal): China Gateway Pharma Products (Shanghai) Limited

Person-in-charge:

Date:

Service Outsourcing Agreement-Exhibit 4

SPECIAL LABORATORY SERVICES AGREEMENT

THIS SPECIAL LABORATORY SERVICES AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into as of April 1, 2007, in Shanghai, by and between:

Party A: China Gateway Pharma Products (Shanghai) Limited

Address:

Legal Representative:

Party B: LabPartner (Shanghai) Co., Ltd.

Address:

Legal Representative:

WHEREAS,

1	Party A desires to receive special laboratory services from Party B; and

2	Party B is specialized in special laboratory services area and is willing and capable to provide special laboratory services to Party A.

Party A and Party B, through friendly negotiations and based on the principles of mutual benefits and good faith, agree the following in respect of Party B’s provision of special laboratory services to Party A:

1.	SERVICES

1.1	Party B will use proprietary equipment to provide hydrogenation reaction (high, middle and lower pressure) and synthesis reaction (ammonia, carbon monoxide and other high-temperature high-pressure reaction) to Party A.

1.2	Party B will provide hydrogen filling and delivery services to Party A.

2.	SERVICE MODE

2.1	Party A shall advise Party B by hotline or electronic mail of its request for special laboratory services, including conditions of reaction, equipment specifications; types of reaction; days of reaction; reaction solvent and volume; pressure and temperature (in case of hydrogenation reaction); temperature and nature of solvent (in case of synthesis reaction). Party B shall decide on whether it is capable to provide the services requested by Party A based on such information, which decision shall be notified to Party A immediately if such request is made by Party A by hotline at 021-51370643, or within the day if by electronic mail at .

2.2	If Party A is advised of Party B’s availability to provide special laboratory services, it shall fill a Pressure Container Use Registration Form (Schedule 1) (the "Form") at Party B’s special laboratory. The timing of the reaction will be arranged by Party B.

2.3	The laboratory staff of Party A shall deliver the materials necessary for reaction and the Form duly signed by the person-in-charge of Party A to Party B at the reaction time identified in such Form. Subject to confirmation of the Form, Party B will provide reaction equipment to Party A for Party A’s input of reaction materials. Party B may decline to provide such services if the Form is not duly signed or is signed to refuse to pay.

2.4	Upon Party A’s completed input of reaction materials, Party B will start the reaction equipment based on the reaction conditions included on the Form. Party A may monitor the reaction throughout its process by sampling.

2.5	Party A shall arrive at Party B’s laboratory with the materials necessary for output of laboratory materials (the standard containers of which are 24-lips round-bottomed flasks) prior to the time identified in the Form by which the reaction is completed. The outputting of laboratory materials will be handled by Party B.

2.6	If the laboratory staff of Party A fails to arrive at Party B’s laboratory by the time upon which the reaction is completed, Party B will stop the reaction and advise Party A by telephone for output of laboratory materials.

2.7	If Party A intends to extend the time necessary for the reaction, it shall advise such request to Party B orally or by telephone prior to the time by which the reaction is originally scheduled to complete, which request is subject to Party B’s approval according to its own schedule for the equipment application.

2.8	Upon completion of the reaction, Party B will issue a service bill payable by Party A based on the time of reaction and the price agreed by the Parties.

2.9	The hydrogen bag delivery service hotline of Party B is .

2.10	Party B shall deliver fully filled hydrogen bags (model No. sy42) to the place designated by the laboratory staff of Party A within two hours upon its request from Party A by telephone.

2.11	Party B’s employee responsible for hydrogen delivery will produce delivery receipt to the laboratory staff of Party A, who will sign upon such receipt. The signed delivery receipt will serve as the evidence for settlement of service fees between the Parties.

2.12	From 16:00 to 17:00 of every business day, Party’s B’s employee shall go to Party A’s working place to withdraw the empty hydrogen bags, which Party A shall return to Party B’s employee in time.

3.	SERVICE PRICE

3.1	The special reaction services provided hereunder will be charged at a price equal up to 40% discount of the service prices published by Party B. The discounted service prices are as follows:

Conditions/volume	0.1L		0.25L		0.5L		1L		2L
low and middle pressure hydrogenation	four hours	110	four hours	140	four hours	160	four hours	200	four hours	210
P≤40kgf/cm2	six hours	140	six hours	180	six hours	210	six hours	260	six hours	280
	eight hours	170	eight hours	220	eight hours	260	eight hours	320	eight hours	350

middle pressure hydrogenation	four hours	120	four hours	160	four hours	200	four hours	230	four hours	260
P=40-80kgf/cm2	six hours	160	six hours	210	six hours	260	six hours	310	six hours	350
	eight hours	200	eight hours	260	eight hours	320	eight hours	380	eight hours	430

high pressure hydrogenation	four hours	150	four hours	200	four hours	230	four hours	240	four hours	290
P>80kg/cm2	six hours	200	six hours	260	six hours	300	six hours	320	six hours	390
	eight hours	240	eight hours	320	eight hours	370	eight hours	400	eight hours	490

Synthesis reaction	four hours	150	four hours	210	four hours	240	four hours	290	four hours	330
	six hours	200	six hours	280	six hours	320	six hours	390	six hours	440
	eight hours	250	eight hours	340	eight hours	390	eight hours	480	eight hours	540

0.25L titanium synthesis reaction	four hours	340
	six hours	450
	eight hours	560

3.2	The hydrogen bag filling and delivery will be flatly charged at RMB18/bag/filling and delivery.

4.	FEE SETTLEMENT

4.1

It is agreed that the fees payable under this Agreement will be settled once each calendar month. Party B will provide the Fee Settlement Schedule for the prior month no later than the 10th day of each month. Within three business days upon its receipt of such schedule, Party A will notify Party B to issue valid invoice thereof and, within five business days upon its receipt of such invoice, Party A will make full payment to party B. Any settlement or payment provided in the preceding sentence which falls on weekends or public holidays will be extended to the immediately following business day.

4.2	Any and all fees and expenses between the Parties arising from performance of this Agreement will be settled and paid in RMB.

4.3	Payment provided under this Agreement shall be made by wire transfer.

5.	PARTY A’S OBLIGATIONS

5.1	Employees of Party A shall comply with the operating procedures and any other rules and requirements of Party B relating to the special laboratory after entering into Party B's special laboratory.

5.2	Party A shall notify Party B of any potential risk which may result from inclusion of any catalyst in the reaction requested by Party A. Inclusion of any flammable catalyst such as palladium shall be preceded by the moisture of such catalyst by Party A using the appropriate solvents. None of the employees of Party A will measure the weight of any flammable catalyst on site of Party B’s special laboratory. Party A shall be liable for any loss or damages incurred by Party B arising from any naked fire.

5.3	Party A shall be solely responsible for the result of reaction. Party B shall not be held liable if the result of the reaction fails Party A’s expectation.

5.4	Party A shall ensure that its laboratory personnel is accessible by Party B throughout the reaction process, and will deal with unusual circumstance promptly on site of Party B’s laboratory upon notice by Party B by telephone. If Party A fails to deal with such circumstance promptly or is not accessible by Party B, Party B may suspend operation of the equipment and will not be held liable for any consequence arising thereof.

5.5	If Party B is requested to provide reaction services at non-business hours (business hours refer to the period starting at 8:30 and ending at 17:00, Monday through Friday, other than any public holiday), the laboratory personnel from Party A and Party B shall jointly monitor the reaction process at Party B’s special laboratory.

5.6	Party A is responsible to keep and maintain the bag delivered by Party B for delivery of hydrogen and will be liable to compensate Party B for any damage or loss thereof, the amount of which compensation will be the purchase price of such bag.

5.7	Party A shall make due payment of service fees to Party B under this Agreement.

6.	PARTY B’S OBLIGATIONS

6.1	Party B shall ensure that the special laboratory is in compliance with fire prevention requirements and has passed the inspection of fire prevention agencies. Party B shall have received an inspection and acceptance report from municipal level pressure containers’ inspection agency for its reaction equipment. The operational staff at Party B’s special laboratory shall be duly certified for operation of pressure containers.

6.2	Party B warrants that its technical staff will not leave the site of its laboratory during the operation of its equipment for conduct of special laboratory for Party A.

6.3	Party B will guarantee a necessary reaction time for Party A except for Force Majeure or power breakdown.

6.4	Technical personnel from Party B will operate the equipment according to the temperature and pressure requirements provided by Party A on the Form. Party B shall be liable for any loss incurred by Party A arising from the reaction equipment’s failure to meet Party A’s requirements on pressure and temperature.

7.	LIABILITY FOR BREACH

7.1	Party A and Party B shall conduct operations according to the agreed documents and process; otherwise any loss thereof will be borne by the party which is liable therefor.

7.2	If Party A or Party B breaches this Agreement, the breaching party shall be liable for any loss directly incurred by the non-breaching party.

7.3	If Party A fails to make due payment of service fees to Party B, the Parties shall negotiate to minimize the potential loss of Party B. If such negotiations fail, Party A shall be liable for liquidated damages equal to 0.1% of the payment overdue for each day that the payment is delayed.

8.	CONFIDENTIALITY

8.1	To consummate this Agreement, Party A and Party B is obliged to keep in confidence any materials and trade secrets it obtains from the other party, including without limitation commercial and technical information, corporate policies, client list, goods delivery records, and pricing agreements, and shall take all reasonable measures necessary to prevent such information from dissemination, release, disclosure, duplication, abuse or access by any unrelated party.

8.2	Each of the Parties shall notify and reasonably require its employees who are involved in the work contemplated under this Agreement to comply with the confidentiality provisions in this Agreement and either party shall be held jointly liable for breach of this confidentiality provision by any of its employees.

8.3	This Section 8 will survive the expiration, termination and invalidity of this Agreement

8.4	Each of the Parties shall keep in confidence the provisions of this Agreement.

9.	FORCE MAJEURE

9.1	If either of the Parties fails to perform this Agreement due to any Force Majeure, it shall notify the other party immediately by telephone or fax, and produce an evidence for the Force Majeure issued by a competent agency within 15 days upon elimination of the Force Majeure.

9.2	Upon cease or elimination of the Force Majeure, the Parties will continue performing this Agreement and notify the other Party promptly by telephone or fax; provided, however, that if one Party is unable to perform this Agreement directly due to the Force Majeure, such Party shall terminate this Agreement with prompt notice to the other Party in writing.

9.3	Neither of the Parties will be held liable to the other Party for any consequence arising from the Force Majeure.

10.	DISPUTE RESOLUTION

Any disputes arising from the performance of this Agreement shall be resolved promptly through friendly negotiation between Parties. In case such negotiation fails, any Party may bring legal action to the court in the area where Party B is located.

11.	MISCELLANEOUS

11.1	For purpose of this Agreement, written forms mean the written correspondences delivered by mail or by hand, faxes and electronic mails.

11.2	No Party shall amend or terminate this Agreement without entering into an amendment to this Agreement with the other Party. The amendment shall become effective after both Parties have affixed the amendment with company seals or contract seals. If no agreement is reached on the amendment, the Party initiating the amendment shall continue to perform under the original Agreement, or would be considered as breaching this Agreement.

11.3	The term of this Agreement is 5 years, from April 1, 2007, to March 31, 2012. Any party wishing to terminate this agreement shall notify the other party with 6 months’ advance notice.

11.4	This Agreement shall become effective after both parties have caused their legal representatives or authorized representatives to sign this Agreement and affix this Agreement with company seals. This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

11.5	If there is any discrepancy between this Agreement and the Service Outsourcing Agreement (No. JC20070702004), the Service Outsourcing Agreement shall prevail.

11.6	Parties may enter into a supplemental agreement for issues not addressed by this Agreement. If there is any discrepancy between this Agreement and the supplemental agreement, the supplemental agreement shall prevail.

Party A: /s/ China Gateway Pharma Products (Shanghai) Limited

Authorized Representative:

Date: April 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Authorized Representative:

Date: April 1, 2007

Service Outsourcing Agreement-Exhibit 5

[Warehousing and Logistics Service Agreement is filed as Exhibit 10.18 to the registration statement on Form F-1.]